EXHIBIT 10.15


                         PRENEED FUNERAL TRUST AGREEMENT


     THIS PRENEED FUNERAL TRUST AGREEMENT is made as of this 1st day of October, 1993, by and between NEPTUNE MANAGEMENT CORP, a California corporation ("Senior"), with its principal office at 930 W. Alameda Avenue, Burbank, CA 91506 and SUNBANK/SOUTH FLORIDA, NA. ("Trustee"), whose address is 501 East Las Olas Boulevard, Ft Lauderdale, FL 33301.


                                    ARTICLE I
                                  NAME OF TRUST

     The trust and trust fund created hereunder shall be known, respectively, as the 1993 NEPTUNE TRUST MASTER FUND ("Trust") and the PRENEED FUNERAL TRUST FUND OF NEPTUNE MANAGEMENT CORP. ("Fund"), and it shall be sufficient that they be referred to as such in any instrument of transfer, deed or assignment.


                                   ARTICLE II
                                PURPOSE OF TRUST

     This Trust is established by Senior the purpose of managing sums deposited in the Fund in prepayment of the sale of preneed funeral services, merchandise and/or supplies in connection with the commemoration of the memory of a deceased human being pursuant to the requirements of Chapter 497, Florida Statutes ("Act") and the terms and provisions of this Trust shall be construed in accordance therewith. Any conflict between the terms of this Trust and the Act, the regulations promulgated thereunder, or any other applicable Florida or Federal statute or regulation shall be construed in accordance with such statute or regulation. Furthermore, it is the purpose of this Trust to establish a method by which Settlor may comply with the requirements of the Act and the rules promulgated thereunder, and to further provide financial stability and security for the trusted funds.




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                                   ARTICLE III
                                   TRUST FUND


     3.1 It is Senior's intent to enter into contracts to sell funeral services, merchandise or supplies related thereto (sometimes hereinafter referred to as "Service and Merchandise") in connection with disposing of human remains or commemorating the memory of a deceased human being and to receive payment for Service and Merchandise as may be set forth in such contracts. Senior hereby agrees to deliver to Trustee, not absolutely, but in trust, a sum equal to seventy percent (70%) of all funds paid to or collected by or forwarded to Senior under a contract for funeral services, one hundred percent (100%) of all funds paid to or collected by Settlor for all cash advance items paid by purchaser, the greater of thirty percent (30%) of all funds paid to or collected by Senior, or one hundred ten percent (110%) of the wholesale cost of all Merchandise sold. Deposits to the Fund shall be made within thirty (30) days after the end of the calendar month in which any payment for Service and Merchandise sold for future use is received by Settlor. Settlor may, at its sole discretion, deposit into the Fund amounts received pursuant to a preneed contract in excess of the amounts set forth above which are required to be deposited with Trustee pursuant to the Act provided that such amounts do not exceed one hundred percent (100%) of the funds collected. It is understood between the parties that it is the sole responsibility of the Settlor to determine the percentages and to calculate the amount to be deposited with the Trustee. Amounts deposited with Trustee shall not be loaned to Settlor, an affiliate of a certificate holder, or any other certificate holder, or any person directly or indirectly engaged in the burial, funeral home or cemetery business.

     3.2 Expenses related to the cost of the operation of the Trust may be deducted from the income thereon earned, including the payment of a reasonable Trustee's fec as agreed upon herein. All principal and all other income shall remain intact.

     3.3 Disbursements of funds discharging any preneed contract shall be made by Trustee to Settlor upon receipt of a certified copy of the death certificate of the contract beneficiary and evidence satisfactory to Trustee that the preneed contract has been fully performed.

     3.4 If Settlor has entered into a contract for the sale of personal property or services and has made the deposit to the Fund as required pursuant to the Act and this Trust and Senior subsequently cannot or does not provide the personal property or perform the services called for by the contract after written request to do so, the preneed contract purchaser ("Purchaser"),




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his heirs,  assigns or duly authorized  representatives  shall have the right to provide such personal property or services arid, having provided the property or services, shall be entitled to receive the deposits to the credit of that particular contract. Written instruction to Trustee by Settlor, directing Trustee to refund the amount of money on deposit, or an affidavit by either the Purchaser or one of his heirs, assigns or duly authorized representative stating that he has fully performed under the preneed contract and that the personal property or services were not provided because the Senior cannot perform or refuses to perform as provided therein, shall be sufficient authority for Trustee to refund the deposit monies credited to that particular contract to the person submitting such affidavit. Trustee shall not be held responsible for any refunds made on account of Senior's written direction or an affidavit submitted in accordance with this paragraph. A contract entered into by Senior pursuant to the Act, shall be subject to cancellation in accordance with Section 497.4 19 and the rules promulgated in connection thereunder and refunds may be made on the preneed contract as follows: (1) if the Purchaser cancels the preneed contract within thirty (30) days of the date that the contact was executed, Purchaser shall be entitled to a complete refund of sums paid except for the amounts allocable to any burial rights, Merchandise and/or Serviccs that have been used; or (2) if the Purchaser cancels the preneed contract after thirty
(30) days of the date that the preneed contract was executed (a) the Purchaser shall be entitled to a full refund of the funds received by Senior which are allocable to Services, facilities and cash advance items (which Services, facilities and cash advance items have not been used), provided that any accumulated earnings allocable to the cancelled preneed contract shall be paid to Settlor and (b) the Purchaser shall be entitled, at Settlor's sole discretion, to delivery of the Merchandise sold pursuant to the cancelled preneed contract or a full refund ol the funds received by Settlor which are allocable to the specific items of Merchandise that Senior cannot or does not deliver, provided that any accumulated earnings allocable to the cancelled preneed contract shall be paid to Settlor. Trustee shall remit to Senior all deposit monies placed in the Fund pursuant to such a cancelled contract, within thirty (30) days after receipt by Settlor of the request for refund.

     3.5 If a purchaser is 90 days past due in making payments on a preneed contract, the contract shall be considered to be in default, and Senior shall be entitled to cancel the contract, withdraw all funds in trust allocable to Merchandise items sold, and retain such funds as liquidated damages. Upon making such withdrawal, Settlor shall return all funds in trust allocable to Services, facilities or cash advance items to the purchaser, provided that Senior has provided the purchaser with 30 days' written notice of its intention to exercise any of its rights under this provision.



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     3.6 Upon the  execution  hereof,  Senior shall  deposit with Trustee  those assets more particularly set forth on Schedule A, attached hereto and made a part hereof.


                                   ARTICLE IV
                        ACCOUNTINGS AND FINANCIAL REPORTS

     4.1 Trustee shall furnish adequate financial reports with respect to the Fund to the Department of Banking and Finance of the State of Florida ("Department") as the Department may require from time to time. Trustee shall make such additional financial reports to the Department and to such governmental agencies having jurisdiction over companies holding certificates of authority as the Department or such agencies may require. Furthermore, Trustee shall make available to the agents of the Department or such other governmental agency as may have jurisdiction over cemeteries such records, reports and accountings of this Trust as may be requested by the Department or such governmental agency for the purpose of examining the status of the Fund during the Fund's existence.

     4.2 Trustee shall render to Senior monthly reports of income, cash, principal and disbursements, i.e., a listing of all journal transactions occurring in the account of the Trust on a monthly basis, and a list or schedule of the assets held. Trustee shall also make regular asset evaluations based on current fair market value not less often than quarterly giving values as is customary according to the nature of the assets held in the Fund.


                                    ARTICLE V
                                POWERS OF TRUSTEE

     5.1 Trustee shall have, except as otherwise restricted by the terms of this Trust Agreement and the provisions of the Act, full and unrestricted power and authority, without order of court and without any duty upon any person dealing with it to see to the application of any money or other property delivered to it, to hold, manage, control, invest, reinvest, sell (upon contract or otherwise), exchange, grant, convey, assign, transfer, deliver, lease, option, mortgage, pledge, borrow upon the credit of, contract with respect to or otherwise deal with or dispose of the property of the Trust in the manner in which men of prudence, discretion and




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intelligence  exercise the  management  of their own  affairs;  not in regard to speculation, but in regard to the permanent disposition of their funds, considering the probable income as well as the probable safety of their funds, considering the probable income as well as the probable safety of their capital. Within the limitation of the foregoing standard, Trustee is authorized to acquire and retain every kind of property, real, personal and mixed, and every kind of investment specifically including, but not by way of limitation, bonds, debentures, and other corporate obligations, savings accounts in insured savings and loan associations, stocks, preferred or common, securities of any open and/or closed management company or investment trust, and participations in common trust funds, which men of prudence, discretion and intelligence would acquire or retain for their own account. Notwithstanding anything contained herein to the contrary, Trustee's powers shall not exceed those powers set forth in Section 497.417(4) of the Act and Florida Statues Section 215.47.

     5.2 Authority is hereby reserved in Settlor to select an advisory or investment committee or investment council to advise Trustee in making a retention of any investment. Said advisory or investment committee or investment council, in advising Trustee to deal with the property of the Trust, shall use the prudent man's standard as set forth in Section 5.1 above. Senior shall designate in writing the name of the advisory or investment committee or investment council selected and shall submit the name to Trustee, and such notice shall be effective until revoked by Settlor by written notice thereof to Trustee.

     5.3 Trustee hereby agrees to consult with the advisory committee created by Senior prior to dealing with the property of the Trust in the manners permitted hereunder. Notwithstanding the foregoing, any decision concerning the disposition of the trust property as permitted by the terms of this Trust shall be made by Trustee, as Trustee determines subject to the provisions of the Act.


                                   ARTICLE VI
                        RESERVATION OF RIGHTS BY SETTLOR


     6.1 Settlor hereby reserves the following powers:

          (a) To request the Trustee to invest in tax-free investments.

          (b) To alter or amend this Trust Agreement, either wholly or in part with the prior written approval of the Board of Funeral and Cemetery Services; provided, however,




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that no such  alteration or amendment shall be contrary to the provisions of the
Act, and the regulations promulgated thereunder, as the provisions of the Act and regulations exist at the time of such alteration or amendment.

          (c) To amend or modify this Trust with the approval of the Board of Funeral and Cemetery Services or any other Florida state agency having supervisory authority of this Trust at the time of such amendment or modification.

          (d) To amend or modify this Trust in the event the Act or the statute requiring the funds of contracts of the type contemplated herein be placed in trust is ever declared unconstitutional by the Florida Supreme Court, or any other court of last resort, or in the event the Act or such statute shall be repealed or amended so that such funds are not required to be placed in trust.

          (e) Upon obtaining approval of the Board of Funeral and Cemetery Services if required, to remove Trustee then serving and appoint any national bank or state bank having trust powers or any ttuist company operating pursuant to Chapter 660, Florida Statutes, to serve as successor trustee.

     6.2 In the event Settlor desires to remove Trustee as aforesaid, Settlor shall give Trustee thirty (30) days written notice thereof and, at the end of such thirty (30) day period, or as soon thereafter as is possible to do so; provided such amendment or removal has been approved by the Board of Funeral and Cemetery Services, Trustee, after deducting its reasonable costs, charges arid expenses, shall deliver all of the Trust property then in its bands to the successor trustee, whereupon Trustee shall be discharged upon obtaining Settlor's receipt or the receipt of the successor trustee. In such event Trustee shall have no duty or liability to convert the Trust assets to cash, but may deliver the same in kind or in their then existing form. At the time of delivery of the Trust property, Trustee shall prepare a final accounting in the manner called for under Article IV hereof and the successor trustee shall prepare a similar accounting of the Trust Property received by it.

     6.3 Any amendment of this Trust or removal of Trustee upon receipt of Board of Funeral and Cemetery Services approval shall be by an instrument in writing executed by Settlor arid delivered to Trustee; provided, however, that no amendment which increases or alters the duties and obligations of Trustee may be made without Trustee's written consent thereto.




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                                   ARTICLE VII
                             RESIGNATION OF TRUSTEE

     Trustee may resign at any time upon the giving of at least sixty (60) days written notice to Senior prior to the effective date of such resignation. In the event of such resignation, or if for any other reason there is not trustee of this Trust, Settlor shall designate a successor trustee in writing and, upon Board of Funeral and Cemetery Services approval of such successor trustee and the acceptance of the Trust by the successor trustee, Trustee shall transfer all property of the Trust to the successor trustee, In the event that Settlor has not designated a successor trustee, the successor trustee has not been approved by the Board of Funeral and Cemetery Services or the successor trustee has not accepted the Trust within the sixty (60) day period following written notice of resignation by Trustee, then Trustee shall prepare an accounting of the Trust property and transfer all assets of the Trust into the registry of the court and, thereafter, Trustee shall be absolved of any and all further responsibility with regard to the Trust.


                                  ARTICLE VIII
                                SUCCESSOR TRUSTEE


     8.1 Any successor trustee shall accept the office by written instrument and shall assume the duties thereof immediately upon receipt of the Trust property from Settlor or from the trustee then serving. The title to the Trust property shall vest forthwith in any successor trustee acting pursuant to the forgoing provisions hereof, and any resigning or removed trustee shall execute all instruments and do all acts necessary to vest such title in any successor trustee.

     8.2 A successor trustee shall have no duty to examine the accounts, records arid acts of any previous trustee, and shall in no way or mariner be responsible for any act or omission on the part of any previous trustee or trustees. However, upon a transfer of the Trust property, a successor trustee shall prepare an accounting of the Trust property received by said trustee arid such accounting shall be submitted to the Department as may be required.

     8.3 Each successor trustee, including a successor to any corporate trustee by consolidation, merger, transfer of Trust business or otherwise, shall have, exercise and enjoy





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all the rights, privileges and powers, both discretionary and ministerial, given to the original Trustee, and shall incur all of the duties and obligations imposed upon the original Trustee.


                                   ARTICLE IX
                             COMPENSATION OF TRUSTEE


     9.1 Trustee shall be entitled to reasonable compensation for services rendered hereunder, which shall be in accordance with the schedule of fees as set forth on Schedule B annexed hereto and made a part hereof. No fees shall be increased by Trustee unless approved in writing by Settlor, or unless Trustee provides ninety (90) days notice of such change to Settlor in writing.

     9.2 The fees and other expenses of the Fund shall be paid by Trustee from the net income of the Fund and shall not be paid from the corpus subject to the provisions of Section 3.2 above. To the extent the net income earned on deposits held by Trustee is insufficient for the payment of expenses, including such compensation as is set forth on Schedule B, Settlor shall reimburse Trustee for such expenses within fifteen (15) days of written demand therefor.


                                    ARTICLE X
                                  MISCELLANEOUS


     10.1 Trustee acknowledges its responsibility for preparing and timely filing Form 1041, United States Fiduciary Income Tax Return, for each taxable year. Trustee shall furnish Settlor with copies of all such tax returns at least fifteen (15) days prior to the filing thereof'. Any other tax return required by any taxing authority, with the exception of Florida Intangible Tax, shall be the responsibility of Settlor.

     10.2 The records of Trustee with respect to the Trust shall be open for inspection by Settlor at all business hours of Trustee.

     10.3 This Trust is established and accepted by Trustee under the laws of the State of Florida, arid all questions concerning its validity, construction and administration shall be determined under the laws of the State of Florida.





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     10.4 The  principal of the Trust plus any  accumulated  income shall nor be alienable by Senior, any purchaser or contract beneficiary under contracts entered into for Service and Merchandise as contemplated herein and the principal and accumulated income shall be free from anticipation, assignment, attachment or pledge, and free from control by the creditors or spouse (as the case may be) of Settlor, purchaser or contract beneficiary.

     10.5 This Trust Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.


     IN WITNESS WHEREOF, the parties have each caused this Trust Agreement to be executed by their respective officers lawfully and duly authorized as of the day and year first above written.



                                  NEPTUNE MANAGEMENT CORP., a
                                  California Corporation

                                  By:  /s/ Emanuel Weintraub
                                       -----------------------------------------
                                       EMANUEL WEINTRAUB

                                  Title:  President


                                  SUNBANK/SOUTH FLORIDA, N.A.


                                  By:  /s/ Michelle Raulerson
                                       -----------------------------------------
                                       MICHELLE RAULERSON

                                  Title:  Vice President and Trust Officer





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